Exhibit 99.1

Pinstripes, a Best-in-Class Experiential Dining and Entertainment Brand, to Become a Public Company

Business Combination with Banyan Acquisition Corp. Expected to Be Completed by End of 2023

•	Highly differentiated, multi-dimensional dining and entertainment brand operating iconic destinations across the U.S., generating average unit volumes of more than $8 million(1) and venue-level EBITDA margins in excess of 17%

•	Proven national portability with 13 venues open and operating across eight states, six venues under construction, additional venues expected to be opened by the end of calendar year 2024, white space opportunity for approximately 150 locations in the U.S., and additional international potential

•	Pinstripes is a founder-led, profitable and highly scalable platform and expects to deliver robust financial performance, with projected calendar year 2024 revenue and adjusted EBITDA(2) of approximately $185 million - $195 million and $30 million - $33 million, respectively

•	Merger with Banyan Acquisition Corporation (NYSE:BYN) supports further expansion of the Pinstripes brand, accelerating growth into premier destinations across the U.S, and internationally

•	The transaction values the combined company at a pro forma enterprise value of approximately $520 million at $10 per share, and includes an upfront equity investment of more than $20 million directly in Pinstripes by Middleton Partners. Upon closing of the transaction, existing Pinstripes shareholders will receive consideration consisting entirely of shares of the surviving public combined company

NORTHBROOK, Ill. – June 23, 2023 – Pinstripes, Inc. (“Pinstripes,” or “the Company”), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today announced its plan to go public via a business combination with Banyan Acquisition Corp. (NYSE: BYN) (“Banyan”), that would result in Pinstripes becoming a publicly-listed company. Upon the closing of the transaction, Pinstripes’ common stock and warrants are expected to be listed on the NYSE under the ticker symbols “PNST” and “PNST WS”, respectively.

Pinstripes is led by Founder and CEO Dale Schwartz, who will continue to lead the company with his seasoned leadership team. Banyan is led by Chairman Jerry Hyman and Chief Executive Officer Keith Jaffee, both foodservice industry veterans.

Company Overview

Pinstripes provides a “home away from home” where guests can celebrate life while enjoying delicious food, entertainment and socializing. Despite the increase in virtual connectivity over the last several years, people feel less connected than ever before and are seeking ways to bring back the human-to-human connections that have been lost. Pinstripes addresses this problem by offering curated experiences to create meaningful connections, and the Company sits at the confluence of three dynamic markets with broad consumer appeal: casual dining, entertainment and private events.

This ability to offer curated and engaging experiences across a broad range of occasions enables Pinstripes to generate revenue from numerous sources, including:

•	Dining: Made-from-scratch dining features lunch, dinner and weekend brunch menus, beer and wine dinner pairings featuring Italian/American wineries and local craft breweries, and exceptional service that results in Pinstripes’ best-in-class food and beverage offerings.

•	Lifestyle and Entertainment: Pinstripes combines the casual elegance of a local bistro serving Italian-American cuisine with the entertainment and excitement of bowling and bocce, providing the perfect venue for socializing and friendly competition with family, friends and co-workers.

•	Private Events: Dynamic ballrooms and private event spaces provide a multitude of options for event sales team members to tailor extraordinarily unique gatherings of 20 to 1,500 people for social parties (e.g., weddings, birthdays, bar-mitzvahs, anniversaries) and corporate events (e.g., team-building, company meetings, recruiting and holiday parties). In addition, Pinstripes provides off-site catering (typically breakfast and lunch) for local businesses and off-site weddings and other celebrations, further enhancing brand awareness and sales productivity.

With 13 venues now open in eight states and Washington D.C. and six more under construction that are expected to open by early 2024, Pinstripes is capitalizing on its sizable domestic white-space growth opportunity. Furthermore, Pinstripes, along with its real estate partners, has strong conviction that the brand will have significant global appeal; the same domestic retail and consumer trends that are compelling developers to seek tenants’ experiential concepts are also visible in international markets.

Dale Schwartz, Founder and CEO of Pinstripes, stated: “We founded Pinstripes in 2007 to create the fun interactions and celebrations that people crave, by uniquely combining made-from-scratch dining with the timeless games of bowling and bocce. Our iconic community-gathering venues feed the souls of guests of all ages. Every day and everywhere, our passionate and dedicated Pinstripes team is committed to creating extraordinary, magical connections – from the first bite, to the first strike, to the first kiss, to the first laugh – that bring out the best in everyone.”

Mr. Schwartz continued, “We are at a strategic inflection point of substantial growth, and believe we are well-positioned to capitalize on the exciting experiential trends in the global marketplace. Moreover, we are excited to partner with the great team at Banyan on this transaction to help us access additional capital from the public markets and further scale our winning combination of dining and entertainment. We are targeting sales and Adjusted EBITDA growth of more than 20% per year over the next several years as we further expand our business and execute our plan.”

Jerry Hyman, Chairman of Banyan, commented: “Upon the founding of Banyan Acquisition Corp., we declared our aim to identify an appealing business with promising growth opportunities that would benefit from our expertise and experience in the foodservice industry. We sought a company with a strong market position, competitive advantages, and a highly experienced management team that has a proven track record of maximizing value while upholding the utmost integrity. Today, we are delighted to announce that we are accomplishing this objective through our proposed merger with Pinstripes.”

Keith Jaffee, CEO of Banyan, added, “Pinstripes has distinctly separated itself from its peers, as its phenomenal cuisine results in a 75/25 revenue split between food and games. On behalf of our fellow Banyan stockholders, we’d like to thank Dale Schwartz and his entire team, and we look forward to becoming part of the Pinstripes family.”

Pinstripes Investment Highlights

•	Best-in-class multidimensional brand. Pinstripes was founded to satisfy the consumer demand for authentic human connections across everyday and special occasions. Its experiential dining and entertainment brand creates extraordinary experiences through a winning combination of made-from-scratch dining and sophisticated fun.

•	Well-balanced and highly profitable business model. Premium food and dining, open play (bowling and bocce) and private event experiences comprise three distinct revenue channels and headline Pinstripes’ exciting offering. The Company’s industry-leading AUV performance within each channel puts Pinstripes in a class of its own among dining and entertainment brands.

•	Traffic driver for retail centers. Innovative restaurant and experiential brands are filling the void as key traffic creators in shopping centers, as legacy anchor tenants close stores. Pinstripes has a robust pipeline of iconic potential sites as a result of the Company’s highly differentiated dining and entertainment offering and ability to occupy large spaces and attract consumers.

•	Enormous whitespace for expansion. In addition to its 13 existing locations, six sites under construction and numerous additional sites under current consideration, Pinstripes is implementing a methodical and strategic expansion plan. The Company estimates a long-term white space opportunity of approximately 150 locations in the U.S., with substantial international potential.

•	Strong financial profile and growth trajectory. Pinstripes offers a highly scalable platform that is delivering strong financial results – calendar year 2024 net revenue is estimated to grow to approximately $185 million - $195 million, resulting in projected Adjusted EBITDA(2) of approximately $30 million - $33 million.

Transaction Overview

The transaction values the combined company at a pro forma enterprise value of approximately $520 million, at $10.00 per share.

Including the above-referenced investment of more than $20 million from Middleton Partners, the closing of the transaction is conditioned upon the delivery of at least $75 million in gross cash proceeds to the combined company, which will be used to support its growth strategy and the continued opening of additional locations.

The Boards of Directors of Pinstripes and Banyan have each approved the transaction, the consummation of which is subject to various customary closing conditions, including the filing and effectiveness of an S-4 registration statement with the SEC, approval of the stockholders of Banyan and Pinstripes (although stockholders of Pinstripes sufficient to approve the deal have entered into support agreements committing in favor of the transaction) and delivery of the minimum gross cash proceeds referenced above. The transaction is expected to close in the fourth quarter of 2023.

Additional information, including a copy of the business combination agreement and brand overview presentation, will be provided in a Current Report on Form 8-K to be filed by Banyan with the Securities and Exchange Commission (“SEC”) and will be available on the Banyan website at https://www.banyanacquisition.com/, the Pinstripes website at www.pinstripes.com and at the SEC’s website at www.sec.gov/.

Advisors

William Blair & Company, L.L.C. is serving as financial and capital markets advisor to Banyan. BTIG, LLC is serving as capital markets advisor to Banyan. DLA Piper LLP (US) is serving as legal counsel to William Blair & Company, L.L.C. and BTIG, LLC. Harrington Park Advisors is acting as exclusive financial advisor to Middleton Partners. Katten Muchin Rosenman LLP is acting as legal advisor to Pinstripes, and Kirkland & Ellis is acting as legal advisor to Banyan. Piper Sandler is serving as financial advisor to Pinstripes on the equity investment funded by Middleton Partners.

Investor Conference Call Information

Pinstripes and Banyan leadership will host a joint investor conference call to discuss the proposed transaction today, June 23, 2023, at 7:30 AM ET. The conference call, as well as an accompanying investor presentation, can be accessed at banyanacquisition.com, or on the Pinstripes investor relations website at pinstripes.com. Interested parties may also listen to the prepared remarks via telephone by dialing 1-877-704-4453, or for international callers, 1-201-389-0920 and entering meeting number: 13739511. The telephone replay of the call will be available until June 30, 2023 at 11:59 PM ET, and a replay of the webcast will be archived on the investor relations website.

About Pinstripes, Inc.

Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000 – 38,000 square foot venues can accommodate groups of 20 to 1,500 people for private events, parties, and celebrations. For more information on Pinstripes, please visit www.pinstripes.com.

About Banyan Acquisition Corporation

Banyan Acquisition Corporation (NYSE: BYN) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is led by Chairman Jerry Hyman and Chief Executive Officer Keith Jaffee. For more information on Banyan Acquisition Corporation, please visit www.banyanacquisitioncorp.com.

Additional Information and Where to Find It

Banyan intends to file with the SEC a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”), which will include a preliminary proxy statement/prospectus of Banyan, which will be both the proxy statement to be distributed to holders of shares of Banyan’s common stock in connection with the solicitation of proxies for the vote by Banyan’s stockholders with respect to the proposed business combination and related matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the business combination. After the Registration Statement is declared effective, Banyan will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. Banyan’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with Banyan’s solicitation of proxies for its stockholders’ meeting to be held to approve the business combination and related matters because the proxy statement/prospectus will contain important information about Banyan and Pinstripes and the proposed business combination. This press release is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Banyan will send to its stockholders in connection with the business combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION.

The definitive proxy statement/prospectus will be mailed to stockholders of Banyan as of a record date to be established for voting on the proposed business combination and related matters. Stockholders may obtain copies of the proxy statement/prospectus, when available, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Banyan Acquisition Corporation, 400 Skokie Blvd., Suite 820, Northbrook, IL 60062.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in Solicitation

This press release is not a solicitation of a proxy from any investor or security holder. However, Banyan and Pinstripes and their respective directors, officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from Banyan’s stockholders with respect to the proposed business combination and related matters. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of Banyan and Pinstripes in the proxy statement/prospectus relating to the proposed business combination when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is for informational purposes only, and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the uncertainty of the projected financial information with respect to Pinstripes, the risk related to Pinstripes’ current growth strategy, Pinstripes’ ability to successfully open and integrate new locations, the risks related to the capital intensive nature of Pinstripes’ business, the ability of Pinstripes’ to attract new customers and retain existing customers and the impact of the COVID-19 pandemic, including the resulting labor shortage and inflation, on Pinstripes. The forgoing list of factors is not exhaustive and additional factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the business combination; (2) the outcome of any legal proceedings that may be instituted against Banyan, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of Banyan or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of Pinstripes as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that Pinstripes or the combined company may be adversely affected by other economic, business, and/or competitive factors and (11) Pinstripes’ estimates of expenses and profitability. The foregoing list of factors is not exhaustive.

The reader should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Banyan’s final prospectus dated January 19, 2022, related to its initial public offering, Banyan’s Annual Report on Form 10-K filed with the SEC on March 31, 2023 and other documents filed by Banyan from time to time with the SEC.

The reader is cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Banyan and Pinstripes. Banyan and Pinstripes expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Banyan or Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

Media:

ICR for Pinstripes:

PinstripesPR@icrinc.com

Investor Relations:

ICR for Pinstripes:

PinstripesIR@icrinc.com

(1)	Represents 13 venues open and operating for the full fiscal year 2023, ended April 30, 2023.

(2)	“EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, venue pre-opening expenses, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations; Adjusted EBITDA for projected periods referenced herein includes management estimates for incremental costs associated with being a publicly-traded company.